Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Statements,” in the Prospectus Supplement and “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and to the incorporation by reference of our report dated December 18, 2019 with respect to the October 31, 2019 financial statements of DNP Select Income Fund Inc. in the Statement of Additional Information included in this Registration Statement (Form N-2) (Post-Effective Amendment No. 3 to File No. 333-223945).

/s/ Ernst & Young LLP

Chicago, Illinois

January 10, 2020